                                                                 EXHIBIT 10.3

                          PURCHASE AND SALE AGREEMENT

                                    BETWEEN

                                OIL FUND 100 LLC

                                      AND

                      LONE STAR INTERNATIONAL ENERGY, INC.

                              DATED APRIL 17, 1997

                               TABLE OF CONTENTS


                                                                            PAGE
ARTICLE I.  PURCHASE AND SALE . . . . . . . . . . . . . . . . . . . . . . . .  1
       1.1    THE PROPERTIES  . . . . . . . . . . . . . . . . . . . . . . . .  1
       1.2    EXCLUDED PROPERTIES   . . . . . . . . . . . . . . . . . . . . .  2

ARTICLE II.  PURCHASE PRICE . . . . . . . . . . . . . . . . . . . . . . . . .  2
       2.1    PURCHASE PRICE  . . . . . . . . . . . . . . . . . . . . . . . .  2
       2.2    ADJUSTMENTS TO PURCHASE PRICE   . . . . . . . . . . . . . . . .  2
       2.3    LIKE-KIND EXCHANGE  . . . . . . . . . . . . . . . . . . . . . .  4

ARTICLE III.  REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . .  4
       3.1    SELLER'S REPRESENTATIONS AND WARRANTIES   . . . . . . . . . . .  4
       3.2    BUYER'S REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . 12

ARTICLE IV.  TITLE MATTERS  . . . . . . . . . . . . . . . . . . . . . . . . . 14
       4.1    DEFENSIBLE TITLE  . . . . . . . . . . . . . . . . . . . . . . . 14
       4.2    PERMITTED ENCUMBRANCES  . . . . . . . . . . . . . . . . . . . . 14
       4.3    NOTICE OF TITLE DEFECT  . . . . . . . . . . . . . . . . . . . . 15
       4.4    REMEDIES FOR TITLE DEFECTS:  TITLE INCREASES  . . . . . . . . . 15
       4.5    VALUE OF LEASEHOLD INTEREST OR TITLE DEFECT   . . . . . . . . . 16
       4.6    CONSENTS; PREFERENTIAL RIGHTS   . . . . . . . . . . . . . . . . 17
       4.7    CASUALTY LOSS, CONDEMNATION   . . . . . . . . . . . . . . . . . 17

ARTICLE V.  ENVIRONMENTAL MATTERS . . . . . . . . . . . . . . . . . . . . . . 18
       5.1    NOTICE OF ENVIRONMENTAL DEFECT  . . . . . . . . . . . . . . . . 18
       5.2    TERMINATION OPTION  . . . . . . . . . . . . . . . . . . . . . . 18
       5.3    ENVIRONMENTAL LAWS  . . . . . . . . . . . . . . . . . . . . . . 18

ARTICLE VI.  COVENANTS OF SELLER  . . . . . . . . . . . . . . . . . . . . . . 19
       6.1    ACCESS TO RECORDS   . . . . . . . . . . . . . . . . . . . . . . 19
       6.2    OPERATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . 19
       6.3    PERMISSIONS   . . . . . . . . . . . . . . . . . . . . . . . . . 20
       6.4    RESIGNATION AS OPERATOR   . . . . . . . . . . . . . . . . . . . 20

ARTICLE VII.  COVENANTS OF BUYER  . . . . . . . . . . . . . . . . . . . . . . 20
       7.1    RETURN OF DATA  . . . . . . . . . . . . . . . . . . . . . . . . 20
       7.2    INDEMNITY REGARDING ACCESS  . . . . . . . . . . . . . . . . . . 20

ARTICLE VIII. SELLER'S CONDITIONS OF CLOSING  . . . . . . . . . . . . . . . . 20
       8.1    REPRESENTATIONS   . . . . . . . . . . . . . . . . . . . . . . . 20
       8.2    PERFORMANCE   . . . . . . . . . . . . . . . . . . . . . . . . . 21
       8.3    PENDING MATTERS   . . . . . . . . . . . . . . . . . . . . . . . 21
       8.4    BONDS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

ARTICLE IX.  BUYER'S CONDITIONS OF CLOSING  . . . . . . . . . . . . . . . . . 21
       9.1    REPRESENTATIONS   . . . . . . . . . . . . . . . . . . . . . . . 21
       9.2    PERFORMANCE   . . . . . . . . . . . . . . . . . . . . . . . . . 21
       9.3    PENDING MATTERS   . . . . . . . . . . . . . . . . . . . . . . . 21
       9.4    RESOLUTION  . . . . . . . . . . . . . . . . . . . . . . . . . . 21

ARTICLE X.  CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
       10.1   TIME AND PLACE OF CLOSING   . . . . . . . . . . . . . . . . . . 22
       10.2   CLOSING OBLIGATIONS   . . . . . . . . . . . . . . . . . . . . . 22
       10.3   FURTHER ASSURANCES  . . . . . . . . . . . . . . . . . . . . . . 23

ARTICLE XI.  ADDITIONAL AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . 23
       11.1   CALCULATION OF ADJUSTED PURCHASE PRICE  . . . . . . . . . . . . 23
       11.2   SUSPENDED FUNDS   . . . . . . . . . . . . . . . . . . . . . . . 23
       11.3   RECEIPTS AND CREDITS  . . . . . . . . . . . . . . . . . . . . . 23
       11.4   RECOVERY OF TAXES PAID ON BEHALF OF OTHER OWNERS  . . . . . . . 24
       11.5   SIGNS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
       11.6   RECORDS   . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
       11.7   NOTICES   . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
       11.8   RECORDING DOCUMENTS   . . . . . . . . . . . . . . . . . . . . . 25
       11.9   RIGHT OF TERMINATION  . . . . . . . . . . . . . . . . . . . . . 25
       11.10  SALES TAXES   . . . . . . . . . . . . . . . . . . . . . . . . . 25
       11.11  OTHER TAXES   . . . . . . . . . . . . . . . . . . . . . . . . . 25

ARTICLE XII.  ASSUMPTION OF OBLIGATIONS; INDEMNIFICATION  . . . . . . . . . . 26
       12.1   DEFINITION OF LOSSES  . . . . . . . . . . . . . . . . . . . . . 26
       12.2   ASSUMPTION OF CONTRACTS   . . . . . . . . . . . . . . . . . . . 26

ARTICLE XII.  ARBITRATION . . . . . . . . . . . . . . . . . . . . . . . . . . 26
       13.1   SELECTION OF ARBITRATORS  . . . . . . . . . . . . . . . . . . . 26
       13.2   DETERMINATION   . . . . . . . . . . . . . . . . . . . . . . . . 26
       13.3   DECISION BINDING  . . . . . . . . . . . . . . . . . . . . . . . 26

ARTICLE XIV.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . 27
       14.1   AMENDMENT   . . . . . . . . . . . . . . . . . . . . . . . . . . 27
       14.2   GENDER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
       14.3   ENTIRE AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . 27

       14.4   SURVIVAL OF REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . 27
       14.5   AMENDMENTS AND SEVERABILITY   . . . . . . . . . . . . . . . . . 27
       14.6   SURVIVABILITY   . . . . . . . . . . . . . . . . . . . . . . . . 27
       14.7   GOVERNING LAW   . . . . . . . . . . . . . . . . . . . . . . . . 27
       14.8   CONFIDENTIALITY   . . . . . . . . . . . . . . . . . . . . . . . 27
       14.9   COUNTERPARTS  . . . . . . . . . . . . . . . . . . . . . . . . . 28
       14.10  SUCCESSORS AND ASSIGNS  . . . . . . . . . . . . . . . . . . . . 28

                                    EXHIBITS


EXHIBIT "A"  OIL & GAS LEASES . . . . . . . . . . . . . . . . . 1, 2, 10, 14, 16


EXHIBIT "B"  EXCLUDED PROPERTIES  . . . . . . . . . . . . . . . . . . . . . .  2


EXHIBIT "C"  LITIGATION . . . . . . . . . . . . . . . . . . . . . . . . . . .  5


EXHIBIT "D"  NON-CANCELABLE CONTRACTS . . . . . . . . . . . . . . . . . . . .  5


EXHIBIT "E"  ALLOCATED VALUE OF LEASES  . . . . . . . . . . . . . . . . . . .  7


EXHIBIT "F"  ASSIGNMENT, BILL OF SALE AND CONVEYANCE  . . . . . . . . . . . . 10


EXHIBIT "G"  IMBALANCES . . . . . . . . . . . . . . . . . . . . . . . . . . . 16

EXHIBIT "H" EXECUTED ASSIGNMENT, BILL OF SALE AND CONVEYANCE  . . . . . . . . 22

                          PURCHASE AND SALE AGREEMENT

       This Purchase and Sale Agreement ("Agreement") is entered into on the date shown hereinbelow by and between Oil Fund 100 LLC a Utah limited liability corporation, herein referred to as "Seller," and Lone Star International Energy, Inc., a Nevada corporation, herein referred to as "Buyer."

       In consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

                                   ARTICLE 1
                               PURCHASE AND SALE

       1.1 THE PROPERTIES. Subject to the terms and conditions of this Agreement, Seller agrees to sell and convey to Buyer, and Buyer agrees to purchase and pay for, as hereinafter provided, effective as of 7:00 a.m. Central Standard time, April 1, 1997 (the "Effective Time"), all of Seller's right, title, and interest in and to the following:

              (a) The oil, gas and mineral leases and the leasehold estates created thereby, described in Exhibit "A" attached hereto and made a part hereof (the "Leases"), insofar as the Leases cover and relate to the land and depths described in Exhibit "A" (the "Lands"), together with corresponding interest in and to all the property and rights incident thereto, including all rights in any pooled or unitized acreage by virtue of the Lands being a part thereof, all production from the pool or unit allocated to any such Lands, and all interests in any wells within the pool or unit associated with the Lands;

              (b) All producing, nonproducing, shut-in and abandoned oil and gas wells, salt water disposal wells, injection wells, and water wells located on the Leases or Lands pooled or unitized therewith, as set forth on Exhibit "A", and all personal property, equipment, fixtures, facilities, and improvements located on and appurtenant to the Leases and Lands insofar as they are used in connection with the operation of the Leases INSOFAR AND ONLY INSOFAR as they cover the Lands or directly relate to the production, treatment, sale, or disposal of hydrocarbons or water produced therefrom or attributable thereto;

              (c) To the extent transferable, all contracts, agreements, rights and interests in or under all contracts, agreements and leases of any kind, to the extent that same relate to the Leases and Lands described in Exhibit "A" (the "Contracts");

              (d) All rights-of-way, easements, licenses, authorizations, permits, and similar rights that pertain to the Leases and Lands described in Exhibit "A;"

              (e) All payments, and all rights to receive payments with respect to oil, condensate, natural gas, natural gas liquids, and other minerals produced after the Effective Time attributable to Seller's interests in the Properties;

              (f) All of Seller's original files, records, information, and data relating to the Properties in the possession of Seller, including, without limitation, title records, contracts, correspondence, seismic data and interpretations, geological data and information (including maps and interpretations thereof), production records, electric logs, core data, pressure data, decline curves, graphical production curves, drilling reports, well completion reports, drill stem test charts and reports, engineering reports, regulatory reports, and all related materials, insofar and only insofar as the foregoing items constitute nonproprietary materials that may be lawfully conveyed to Buyer (the "Records").

       All of Seller's right, title, and interest in and to the real and personal properties described in Subparagraphs (a) through (f) above, subject to the limitations and terms expressly set forth herein and in Exhibit "A," but excluding the Excluded Property, are herein collectively referred to as the "Properties" or, individually, a "Property."

       1.2 EXCLUDED PROPERTIES. All trade credits, accounts receivable, notes receivable, and other receivables attributable to the Properties with respect to any period or time prior to the Effective Time shall remain the property of the Seller and shall be excluded from this sale, unless specified otherwise herein. Furthermore, Seller specifically excludes from this transaction the properties described in Exhibit "B" attached hereto and made a part hereof. All of the items described in this Section 1.2 are herein collectively referred to as the "Excluded Properties."


                                   ARTICLE 2
                                 PURCHASE PRICE

       2.1 PURCHASE PRICE. The purchase price ("Purchase Price") for the Properties shall be six hundred thousand Dollars ($600,000), subject to adjustment as provided herein. At the Closing, the Purchase Price shall be paid to Seller by delivering two hundred thousand (200,000) fully paid non-assessable shares of Buyer's $.001 par value common stock ("Common Stock").

       2.2 ADJUSTMENTS TO PURCHASE PRICE. Adjustments to the Purchase Price shall be as follows:

              (a) The Purchase Price shall be increased by an amount equal to the sum of the following amounts (determined without duplication and on an accrual basis in accordance with generally accepted accounting principles consistently applied):

                     (i) The value, less taxes (other than taxes on net income), of merchantable oil and other liquids in storage in the tanks (above the pipeline connection, if applicable) as of the Effective Time that is credited to the Properties, at the prevailing market value at the time of sale in the area, adjusted for grade and gravity;

                     (ii) The amount of all expenses incurred and paid or to be paid by or on behalf of Seller, in connection with or attributable to the ownership or operation of the Properties during the period from the Effective Time to the Closing Date, including, but not limited to, royalties, rentals, and other charges and expenses billed under applicable operating agreements, or in the absence of an operating agreement, expenses of the sort customarily billed under such agreements, and including the customary overhead charges related to the Properties; and

                     (iii) An amount equal to all prepaid expenses attributable to the Properties that are paid or to be paid by or on behalf of Seller prior to the Closing Date and that are, in accordance with generally accepted accounting principles, attributable to the period after the Effective Time, including, without limitation, prepaid ad valorem, property, production, severance, and similar taxes (but not including income taxes) based upon or measured by the ownership of property or the production of hydrocarbons or the receipt of proceeds therefrom (any refund of ad valorem tax attributable to the period before the Effective Time and received by Buyer shall be paid to Seller).

                     (iv) Any other amounts required under this Agreement or otherwise agreed to by Seller and Buyer.

              (b) The Purchase Price shall be decreased by an amount equal to the sum of the following amounts (determined without duplication and on an accrual basis in accordance with generally accepted accounting principles consistently applied):

                     (i) The amount of all proceeds received by Seller prior to the Closing Date attributable to the Properties and that are attributable to the time after the Effective Time;

                     (ii) An amount equal to all unpaid ad valorem, property, production, severance, and similar taxes and assessments (but not including income taxes) based upon or measured by the ownership of property or the production of hydrocarbons or the receipt of proceeds therefrom accruing to the Properties prior to the Effective Time, which amount shall be computed based upon such taxes assessed against the applicable portion of the Properties for the preceding calendar year or, if such taxes are assessed on other than a calendar year basis, for the tax-related year last ended; and

                     (iii) Any other amounts required under this Agreement or otherwise agreed to by Seller and Buyer.

       2.3    LIKE-KIND EXCHANGE.

              (a) Seller shall have the right at its option, to dispose of the Properties, or any portion thereof, through a transaction that is structured to qualify as a like-kind exchange of property within the meaning of
Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code"). Buyer agrees to cooperate with Seller in effecting a qualifying like-kind exchange through a trust, escrow, or other means as determined by Seller; provided, however, that Seller shall hold Buyer harmless from any expense, obligation, or liability, without limitation, which Buyer may suffer in connection with or arising out of Buyer's cooperation with Seller's treatment of the Properties as part of a like-kind exchange. Seller shall have the right to assign its rights, but not its obligations, under this Agreement, in whole or in part, to a "qualified intermediary" (as defined under the Code) or as otherwise necessary or appropriate to effectuate a like-kind exchange and Buyer agrees to recognize said qualified intermediary. Seller shall be solely responsible for assuring the effectiveness of the exchange for Seller's tax purposes and Buyer does not represent to Seller any particular tax treatment will result to Seller as a result thereof. In no event shall any like-kind exchange contemplated by this provision cause an extension of the Closing set forth herein.

              (b) Buyer shall have the right at its option, to dispose of the Properties, or any portion thereof, through a transaction that is structured to qualify as a like-kind exchange of property within the meaning of
Section 1031 of the Internal Revenue Code of 1986, as amended (the "Code"). Seller agrees to cooperate with Buyer in effecting a qualifying like-kind exchange through a trust, escrow, or other means as determined by Buyer; provided, however, that Buyer shall hold Seller harmless from any expense, obligation, or liability, without limitation, which Seller may suffer in connection with or arising out of Seller's cooperation with Buyer's treatment of the Properties as a part of a like-kind exchange. Buyer shall have the right to assign its rights, but not its obligations, under this Agreement, in whole or in part, to a "qualified intermediary" (as defined under the Code) or as otherwise necessary or appropriate to effectuate a like-kind exchange and Seller agrees to recognize said qualified intermediary. Buyer shall be solely responsible for assuring the effectiveness of the exchange for Buyer's tax purposes and Seller does not represent to Buyer any particular tax treatment will result to Buyer as a result thereof. In no event shall any like-kind exchange contemplated by this provision cause an extension of the Closing set forth herein.


                                   ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

       3.1 SELLER'S REPRESENTATIONS AND WARRANTIES. Seller represents and warrants to Buyer:

              (a) EXISTENCE. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation, and is duly qualified to do business in the state in which the Properties are located.

              (b) AUTHORIZATION. Seller has all requisite corporate or other power and authority, as applicable, to execute and deliver this Agreement, to consummate the transactions contemplated hereunder and to perform all of the terms and conditions hereof to be performed by it. The execution and delivery of this Agreement by Seller, the performance by Seller of all of the terms and conditions hereof to be performed by it and the consummation of the transactions contemplated hereunder have been duly authorized and approved by all necessary corporate action. This Agreement has been duly executed and delivered by Seller and constitutes the valid and binding obligation of Seller, enforceable in accordance with its respective terms, except to the extent enforceability may be affected by bankruptcy, reorganization, insolvency, or similar laws affecting creditors' rights generally.

              (c) POWER. Subject to preferential rights and restrictions on assignment of the type typically found in the oil and gas industry, and to rights to consent by, required notices to, and filings with or actions by other governmental entities, Seller's execution, delivery, and performance of this Agreement and the transactions contemplated hereby will not: (i) violate or conflict with any provision of its certificate of incorporation, by-laws, or other governing documents; (ii) result in the breach of any term or condition of, or constitute a default or cause the acceleration of any obligation under any agreement or instrument to which it is a party or by which it is bound; or
(iii) violate or conflict with any applicable judgment, decree, order, permit, law, rule, or regulation.

              (d) BROKERS. Seller has incurred no liability, contingent or otherwise, for broker's or finder's fee in respect of this transaction, for which Buyer shall have any responsibility whatsoever.

              (e) FOREIGN PERSON. Seller is not a "foreign person" within the meaning of the Code, Sections 1445 and 7701 (i.e., Seller is not a nonresident alien, foreign corporation, foreign partnership, foreign trust, or foreign estate as those terms are defined in the Code and any regulations promulgated thereunder).

              (f) LITIGATION. Except as set forth on Exhibit "C" attached hereto and made a part hereof, Seller has not received written notice of any suit, claim, action, or other proceeding pending, or, to the knowledge of Seller, threatened, before any court or governmental agency as of the date of this Agreement that relates to the Properties.

              (g) NON-CANCELABLE CONTRACTS. To the best of Seller's knowledge, with the exception of Exhibit "D" attached hereto and made a part hereof, none of the Properties, or production therefrom, is subject to any crude oil or gas purchase agreement, transportation, agreement, gathering agreement, or similar agreement not cancelable on thirty (30) days notice.

              (h) NO TAKE-OR-PAY CONTRACTS. To the best of Seller's knowledge, Seller has not received any material advance, "take-or-pay" or other similar payments under gas production sales contracts that entitle the purchasers to "make up" or otherwise receive deliveries of production at any time after the Effective Time without paying at such time the contract price therefor.

              (i) NO CASUALTY LOSS. To the best of Seller's knowledge, since the Effective Time there has not been any material adverse change, damage, destruction, or other Casualty Loss (defined herein as any and all loss, damage, or reduction in value resulting from catastrophic occurrences or acts of God, which are not the result of normal wear and tear or of natural reservoir changes) of or to the Properties.

              (j) NO VIOLATIONS. This Agreement and the execution and delivery hereof by Seller does not, and the fulfillment and compliance with the terms and conditions hereof and the consummation of the transactions contemplated hereby will not:

                     (i) Conflict with or require the consent of any person under any of the terms, conditions or provisions of the certificate of incorporation or bylaws of Seller;

                     (ii) Violate any provision of, or require any filing, consent, authorization or approval under any law, statute, ordinance, decree, requirement, order, judgment, rule, regulation, license or permit applicable to or binding upon Seller (assuming receipt of all routine governmental consents typically received after consummation of transactions of the nature contemplated by this Agreement);

                     (iii) Conflict with, result in a breach of, constitute a default under or constitute an event which, with notice or lapse of time or both, would constitute a default under, accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under, (1) any mortgage, indenture, loan, credit agreement or borrowed money to which Seller is a party or by which Seller is bound or to which any of its Properties is subject, (2) any order, judgment or decree of any governmental authority, or (3) any other agreement, contract, lease, license or other permit; or

                     (iv) Result in the creation or imposition of any lien, charge or other encumbrance upon the Property.

              (k)    NO DEFAULT; COMPLIANCE WITH LAWS AND REGULATIONS.

                     (i) Seller is not in default under, and Seller is not aware of any event that with notice or lapse of time or both would constitute a default under, (1) any mortgage, indenture, loan, credit agreement or other agreement or instrument evidencing indebtedness for borrowed money to which Seller is a party or by which Seller is bound or to which any of the Property is subject, (2) any order, judgment or decree of any governmental authority, or (3) to the best of Seller's knowledge, any other agreement, contract, lease, license or other instrument, which default or potential default might reasonably be expected to have a material adverse effect on the value or operation of the Properties; and

                     (ii) Seller is in compliance with all laws applicable to its business and operations, noncompliance with which might reasonably be expected to have a material adverse effect on the value or operation of the Property.

              (l) ABSENCE OF CERTAIN CHANGES. Since the Effective Time there has not been:

                     (i) Any sale, lease or other disposition of the Property, other than the sale of hydrocarbons in the ordinary course of Seller's business;

                     (ii) Any mortgage, pledge or grant of a lien or security interest in any of the Property;

                     (iii) Any contract or commitment to do any of the foregoing; or

                     (iv) Any equipment, facilities, material or other personal property removed from the Property except for equipment which was surplus to the operation of the Property.

              (m) TAXES. All returns, statements and reports with respect to taxes based upon, measured by or imposed with respect to the ownership or operation of the Property which are required to be filed on or before the Closing have been (or will have been by the Closing) timely filed with the appropriate governmental authority and all such taxes have been (or will have been by the Closing) paid or deposited.

              (n)    STATUS AND OPERATION OF OIL AND GAS PROPERTIES.

                     (i) Exhibit "E" lists all of the material contracts pertaining to or affecting the Property.

                     (ii) The Contracts and Leases affecting the Property are in full force and effect in accordance with their respective terms and all applicable laws, and to the best of Seller's knowledge there exists no default in the performance of any obligation thereunder.

                     (iii) Except for funds properly suspended for good cause in a separate account maintained by Seller, Seller has not received any proceeds from the sale of any hydrocarbons or other products produced from the Property which are subject to a potential refund.

                     (iv) To the best of Seller's knowledge, each producing and shut-in well operated by Seller and located on the Property (other than saltwater disposal wells) is capable of producing hydrocarbons, has been and is properly permitted, is in compliance with all applicable regulations, and production of hydrocarbons therefrom has not been in excess of the allowable allocated to such well, all as required by any governmental authority having jurisdiction thereof.

                     (v) Seller is being paid, without surety or indemnity of any kind, except the usual warranties found in division orders customarily used in the petroleum industry, for its interests in the proceeds of the sale of any hydrocarbons or other products produced from the Property.

                     (vi) All costs incurred in connection with the operation of the Properties which have been submitted to Seller or of which Seller otherwise has knowledge, have been fully paid and discharged except normal expenses incurred in operating the Properties within the previous sixty (60) days and as to which Seller has not yet been billed. There are no outstanding AFEs or similar commitments with respect to the Properties that could result in Buyer's incurring after the Closing capital expenditures in excess of $5,000 in the aggregate.

                     (vii) To the best of Seller's knowledge, as of the Effective Time all of the Seller operated wells, equipment and personal property to be conveyed are (1) structurally sound with no material defects, (2) in good operating condition and repair, and (3) not in need of maintenance or repairs, except for ordinary, routine maintenance and repairs.

              (o) COMPLIANCE WITH LAWS. The Property is being operated in compliance with and Seller is not charged with a violation of, or to its knowledge, threatened with a charge of a violation of, any law relating to the Property.

              (p)    ENVIRONMENTAL MATTERS.  With respect to the Properties:

                     (i) Since the dates on which Seller took over operations of the Properties, they have been used by Seller solely for oil and gas operations and related operations; at no time during this period have the Properties been used by Seller, or, to the knowledge of Seller, by anyone else, for the generation, storage or disposal of a Hazardous Substance (defined below) or as a landfill or other waste disposal site. To the knowledge of Seller, there are no Hazardous Substances currently on the Lands.

                     (ii) To the knowledge of Seller, there are no underground storage tanks on the Lands.

                     (iii) To the knowledge of Seller, no improvements owned or used by Seller on the Lands contain any asbestos.

                     (iv) To the knowledge of Seller, no lease equipment or other personal property or improvements contain any polychlorinated biphenyls.

                     (v) Seller has not entered into, and, to the knowledge of Seller, no predecessor to Seller has entered into, or is subject to, any agreements, consent orders, decrees, judgments, license or permit conditions, or, to the knowledge of Seller, other directives of governmental authorities in existence at this time based on any Environmental Laws that relate to the future use of any of the Properties or that require any change in the present conditions of any of the Properties.

                     (vi) There are no actions, suits, claims or proceedings seeking money damages, injunctive relief, remedial action or other remedy, pending or, to the knowledge of Seller, threatened, against any of the Properties or against Seller arising from its ownership or operation of the Properties and relating to the violation of, or noncompliance with, an Environmental Law; the disposal, discharge, or release of any Hazardous Substance; or the exposure of any person to any other solid waste, pollutant, chemical substance, noise or vibration.

                     (vii) Neither the execution of this Agreement nor the consummation of the transactions contemplated by this Agreement will violate any Environmental Law or, to the knowledge of Seller, require the consent or approval of any agency charged with enforcing any Environmental Law.

                     (viii) As of the time of Closing, Seller using its
              existing field personnel for the benefit of Purchaser, will cause a physical inspection (without any testing, sampling or excavation) to be made of the Properties to confirm, and does hereby confirm, that the representations and warranties in this
              Section 3.1(p) are true and correct as of the Closing Date.

              (q) TITLE. Except as disclosed in writing to Buyer prior to Closing and accepted by Buyer and except for liens and encumbrances that will be released on or before Closing, Seller has not sold, leased, mortgaged, pledged, granted a lien or security interest in the Property nor otherwise disposed of or encumbered the Property and Seller hereby warrants title to the Property against anyone claiming by, through or under Seller, but not otherwise.

              (r) TAX PARTNERSHIPS. The Properties are not subject to any partnerships that shall not be liquidated prior to Closing.

              (s) LEASED PROPERTY. Exhibit "F" attached hereto and made a part hereof is a true and complete list of all personal property located on the Properties that is either leased by Seller or otherwise not owned by Seller and is part of the Excluded Properties.

              (t) PROPERTIES. It is the intent of Seller to convey, and of Buyer to receive, all of Seller's interests in those Properties described on Exhibit "A," including but not limited to, those property interests described in Section 1.1, excepting only the Excluded Properties. If any interests owned by Seller in such Properties are omitted or incorrectly described, Seller shall execute all documents necessary to effect the intent stated herein.

              (u) ROYALTIES. To the best of Seller's knowledge all material royalties (other than royalties held in suspense), rentals and other payments due under the Leases have been properly and timely paid and all conditions necessary to keep Seller's Leases in force have been fully performed. No notices have been received by Seller of any claim to the contrary, to the best of Seller's knowledge, and all of the Leases are in full force and effect. All royalties paid by Seller have included any premium payments over and above posted prices in the area.

              (v) IMBALANCES. There is no imbalance in the production, delivery, and sale of hydrocarbons from the Leases, whether at the wellhead, at a plant, at a pipeline interconnect, or otherwise. Seller is entitled to share according to its interest of record in the production, delivery, and sale of all hydrocarbons produced from the Leases.


              (w) SECURITIES MATTERS.      As of the date hereof and the
Closing Date:

                     (i)    SPECULATIVE INVESTMENT.      Seller acknowledges
that investing in Buyer Common Stock is speculative and involves certain risks and represents that it is prepared to and can bear the economic risk of such an investment for an indefinite time.

                     (ii)   RESTRICTED BUYER STOCK.      Seller acknowledges
that the Buyer Common Stock that Seller will receive in connection with the transaction described herein will not have been registered pursuant to the Securities Act of 1933, as amended (the "Securities Act"), any other federal securities laws, or any applicable state securities laws, that such securities will be characterized as "restricted securities" under the federal securities laws, and that under such laws and applicable regulations such securities cannot be sold or otherwise disposed of without registration under the Securities Act and any applicable state securities law or an exemption therefrom or an opinion of counsel or other evidence reasonably satisfactory to counsel to Buyer that such registration is not required. In this connection, Seller represents that Seller is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

                     (iii) FURTHER RESALE RESTRICTIONS. Seller understands and agrees that Seller may not transfer any of Buyer's Common Stock prior to the first anniversary of the consummation of the transaction described herein, except in connection with a merger in which Buyer is not the surviving corporation.

                     (iv)   INVESTMENT INTENT.    Seller represents and
warrants that Seller is acquiring the Buyer Common Stock for Seller's own account, as a principal, for investment, and not with a view to, or for offer or sale for Buyer or an affiliate of Buyer in connection with, any distribution of all or part thereof, and Seller is not participating and does not have a participation in any such distribution or the underwriting of any such distribution.

                     (v)    FUTURE SEC REGISTRATION NOT ASSURED.       Seller
acknowledges that Buyer is under no obligation to register the Buyer Common Stock issued to Seller pursuant to the Securities Act or any state securities law.

                     (vi)   LEGEND.        Seller acknowledges that the
certificates representing the Buyer Common Stock to be delivered in connection with the transaction described herein will be stamped or otherwise imprinted with a legend in such form as Buyer may require with respect to restrictions on sale or transfer imposed by applicable securities laws, including, without limitation, a legend in substantially the following form:

       THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS SUCH SHARES ARE FIRST REGISTERED UNDER THAT SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

To insure compliance with the restrictions contained herein, stop transfer instructions may be issued to the transfer agent for securities of Buyer or a notation may be made in the appropriate records of Buyer in connection with the Buyer Common Stock issued in connection with this transaction.

                     (vii)  INDEMNIFICATION.      Seller agrees to indemnify
and hold harmless Buyer from and against all liabilities, costs, or expenses arising out of or in any way connected with any offer, sale, or other transfer or distribution by Seller in violation of the Securities Act or any applicable state securities law of any of the Buyer Common Stock acquired by Seller resulting from Seller's failure to exercise all available rights and opportunity to conduct a significant due diligence investigation into Buyer.

                     (viii) RECEIPT OF INFORMATION.      Seller hereby
represents and warrants that Seller has been furnished with a copy of and carefully read all information that Seller considers necessary or appropriate for deciding whether to enter into this transaction and accept the Buyer Common Stock to be issued to Seller pursuant to this Agreement. Seller acknowledges that Seller has been furnished with Buyer's Annual Report on Form 10-KSB for 1996, each of the Forms 10-QSB for 1996 and all Form 8-Ks filed with the Securities and Exchange Commission ("SEC')since December 31, 1996. Seller further represents and warrants that Seller understands that Buyer has not had substantial operations in the past, that its Common Stock has historically been infrequently traded, is not traded on NASDAQ or any stock exchange, has substantial blocks of stock held by a few individuals, the purchase thereof involves a substantial risk of loss, and that no representation or promises regarding the future value of the Buyer stock it is to receive has been made. Seller further represents and warrants that Seller has had an opportunity to ask questions of and receive answers from the officers of Buyer regarding its operations and plan of business and the terms and conditions of this Agreement under which Buyer Common Stock is to be issued, and to obtain such additional information (to the extent Buyer possesses the same or could acquire it without unreasonable effort or expense) as Seller deemed necessary to make an informed investment decision regarding acquisition of the Buyer Common Stock.

                     (ix) SELLER WHEREWITHAL AND INVESTMENT EXPERIENCE. Seller represents and warrants: (1) that Seller understands the term "Accredited Investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act ("Regulation D"); and (2)it is an Accredited Investor, but, regardless of whether or not it meets the definition of Accredited Investor, that Seller is capable of evaluating the merits and risks of Seller's investment in the Buyer Common Stock to be issued pursuant to this Agreement and has the capacity to protect its own interests in connection therewith, based on Seller's own business and financial experience and knowledge or based on the collective business and financial experience and knowledge of Seller and Seller's independent financial advisor (i.e., a person who regularly as part of his business customarily is compensated by persons who rely upon him for investment advice and decisions and who is not directly or indirectly affiliated with or in a business relationship with Buyer). Seller acknowledges that Seller is able in a business transaction such as the one contained in this Agreement to fend for itself, and that Seller can bear the economic risk of an investment in the Buyer Common Stock for an indefinite time. Seller further represents and warrants that Buyer may further attribute Seller's representations herein to also include Seller's shareholders, management and other advisors.

                     (x) INVESTIGATION. Seller represents that it has such sophistication in business matters that it can evaluate and does understand the relative business merits and risks of this transaction with Buyer. Seller represents that it has had sufficient time and opportunity to ask questions of and receive answers and documents from representatives of Buyer relative to its business and affairs.

       3.2 BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer represents and warrants to Seller as follows:

              (a) EXISTENCE. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation, and is duly qualified to do business in the state in which the Properties are located.

              (b) AUTHORIZATION. Buyer has all requisite corporate or other power and authority, as applicable, to execute and deliver this Agreement, to consummate the transactions contemplated hereunder and to perform all of the terms and conditions hereof to be performed by it. The execution and delivery of this Agreement by Buyer, the performance by Buyer of all of the terms and conditions hereof to be performed by it and the consummation of the transactions contemplated hereunder have been duly authorized and approved by all necessary corporate action. This Agreement has been duly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer, enforceable in accordance with its respective terms, except to the extent enforceability may be affected by bankruptcy, reorganization, insolvency, or similar laws affecting creditors' rights generally.

              (c) POWER. Subject to preferential rights and restrictions on assignment of the type typically found in the oil and gas industry, and to rights to consent by, required notices to, and filings with or actions by other governmental entities, Buyer's execution, delivery, and performance of this Agreement and the transactions contemplated hereby will not: (i) violate or conflict with any provision of its certificate of incorporation, by-laws, or other governing documents; (ii) result in the breach of any term or condition of, or constitute a default or cause the acceleration of any obligations under any agreement or instrument to which it is a party or by which it is bound; or
(iii) violate or conflict with any applicable judgment, decree, order, permit, law, rule or regulation.

              (d) BROKERS. Buyer has not incurred any liability, contingent or otherwise, for any broker's or finder's fees in respect of this transaction, for which Seller shall have any responsibility whatsoever.

              (e) FURTHER DISTRIBUTION. Buyer (i) is acquiring the Properties for its own account and without a view to the distribution thereof within the mean of the Securities Act of 1933, as amended; (ii) has such knowledge and experience in business, financial, and oil and gas matters that it is capable of evaluating the merits and risks of entering into and of carrying out its obligations in connection with the acquisition of the Properties in the manner contemplated herein; (iii) has received to date all information concerning the Properties and such other information relating to this Agreement, which it has requested; and (iv) is able to bear the economic risk of its investment in the Properties for an indefinite period of time. Further, Buyer acknowledges that Seller is relying upon the representations contained in the foregoing sentence and that absent such representations the proposed sale to Buyer would not be entered into and this Agreement would not be executed and delivered by Seller.

                                   ARTICLE 4
                                 TITLE MATTERS

       4.1 DEFENSIBLE TITLE. As used herein, the term "Defensible Title" shall mean as to the Properties, such title held by Seller that, subject to and except for the Permitted Encumbrances:

              (a) entitle Seller to receive not less than the "Net Revenue Interest" set forth in Exhibit "A" of all oil, gas and associated liquid and gaseous hydrocarbons produced, saved and marketed from the Properties; and

              (b) obligates Seller to bear costs and expenses relating to the maintenance, development and operation of wells located on the Properties in an amount not greater than the "Working Interest" set forth in Exhibit "A" unless there is a corresponding increase in the Net Revenue Interest; and

              (c)    is free and clear of encumbrances, liens, and defects; and

              (d) is free from reasonable doubt to the end that a prudent person engaged in the business of purchasing and owning, developing and operating producing oil and gas properties with knowledge of all of the facts and their legal bearing would be willing to accept the same at the agreed price.

       4.2 PERMITTED ENCUMBRANCES. As used herein, the term "Permitted Encumbrances" shall mean:

              (a) Lessors' royalties, overriding royalties, reversionary interests and other burdens, if the net cumulative effect of such burdens does not operate to reduce the Net Revenue Interests of any of the Properties to less than the Net Revenue Interest set forth in Exhibit "A;"

              (b) Preferential rights to purchase and required third party consents to assignments and similar agreements with respect to which, prior to Closing, (i) waivers or consents are obtained from the appropriate parties; or
(ii) the appropriate time period for asserting such rights has expired without an exercise of such rights;

              (c) Liens for taxes or assessments not yet due or not yet delinquent or, if delinquent, that are being contested in good faith in the normal course of business and disclosed on an Exhibit hereto;

              (d) All rights to consent by, required notices to, filings with, or other actions by governmental entities in connection with the sale or conveyance of oil and gas leases or interests therein if the same are customarily obtained subsequent to such sale or conveyance;

              (e)    The terms and conditions of the Leases;

              (f) Rights of reassignment in the event of intended release or surrender of any of the Properties;

              (g) Easements, rights-of-way, servitudes, permits, surface leases and other rights in respect of surface operations, pipelines, grazing, logging, canals, ditches, reservoirs or the like; and easements for streets, alleys, highways, pipelines, telephone lines, power lines, railways and other easements and rights-of-way, on, over or in respect of any of the Properties;

              (h) Rights reserved to or vested in any municipality or governmental, statutory or public authority to control or regulate any of the Properties in any manner, and all applicable laws, rules and orders of any governmental authority;

              (i) Such Title Defects (defined below) or other defects as Buyer has waived; and

              (j)    Liens released at Closing.

       4.3 NOTICE OF TITLE DEFECT. Buyer shall notify Seller in writing, as soon as reasonably practicable after Buyer has knowledge thereof, and in any event on or before 5:00 p.m. Central Standard Time, on June 15, 1997 (the "Notification Deadline"), of any Title Defect that would cause Seller's title to any of the Properties not to be Defensible Title, in each case together with a detailed explanation of (a) the nature of such Title Defect, (b) the Leases (or portions thereof) affected thereby, and (c) Buyer's proposed Defect Value (as hereinafter defined for such Title Defect). Any Title Defect which is not specifically raised in writing (with the detailed explanation as contemplated in the immediately preceding sentence) by Buyer prior to the Notification Deadline shall conclusively be deemed waived by Buyer. As used herein, the term "Defect Value" shall mean with respect to each Title Defect, the reduction in the "Allocated Value" of the affected Leases as a result of such Title Defect, as determined pursuant to Section 4.5.

              4.4    REMEDIES FOR TITLE DEFECTS:  TITLE INCREASES.

              (a) Seller shall have the right, but not the obligation, to attempt to cure any Title Defect with respect to which it has received notice from Buyer as contemplated in Section 4.3 prior to the Notification Deadline.

              (b) With respect to any Title Defect for which Seller receives the required notice from Buyer before the Notification Deadline, Seller may, subject to the terms of the last sentence of this Section 4.4(b), elect at Closing from among the following options with respect to Title Defects that remain uncured:

                     (i) Seller may elect to exclude the Lease subject to the Title Defect from the sale hereunder, in which event the Purchase Price shall be reduced by the Allocated Value (as defined in Section 4.5) of such Lease; or

                     (ii) If Seller has not elected the foregoing, the Lease subject to such Title Defect shall be sold to Buyer hereunder, and the Purchase Price shall be reduced by the Defect Value for such Title Defect.

              (c) To the extent that same are discovered by either party prior to the Notification Deadline, Seller and Buyer acknowledge and agree that the Purchase Price shall be increased (a "Title Increase") by an amount equal to the value allocated to the following:

                     (i) any increase in Seller's Net Revenue Interest shown on Exhibit "A" for a Property without a corresponding increase for Seller's Working Interest above that shown on Exhibit "A" for such Property; or

                     (ii) any decrease in Seller's Working Interest below that shown on Exhibit "A" for any Property without a corresponding decrease in the Net Revenue Interest shown on Exhibit "A" for such Property;

              (d)    Notwithstanding anything to the contrary contained in this
Agreement:

                     (i) the existence of a Title Defect shall not result in Buyer having any right to exclude any Lease from the sale hereunder or to fail to perform its obligations at Closing;

                     (ii) there shall be no adjustment of the Purchase Price as a result of Seller's title to any of the Properties other than the Leases;

                     (iii) either Buyer or Seller shall have the option, but not the obligation, to terminate the entire transaction contemplated herein in the event that the aggregate value of all Title Defects and Title Increases exceeds 10% of the Purchase Price.

       4.5 VALUE OF LEASEHOLD INTEREST OR TITLE DEFECT. As used herein, the term "Allocated Value" shall mean the amount set forth on Exhibit "G" for each
Lease.   If Seller does not agree with Buyer's proposed Defect Value or the parties are unable to agree upon whether a Title Defect exists, the Allocated Value of a Lease or the value allocated to a Title Increase, in each case for the purposes of Section 4.4, then the parties shall enter into good faith negotiations and shall attempt to agree on such matter, and any values to be agreed upon shall be based upon the Allocated Value for the group of properties with which such Lease appears on Exhibit "G." If the parties are unable to reach an agreement on the existence of a Title Defect or the Defect Value of a Title Defect or the value allocated to any Title Increases, in any such case within 14 days after the commencement of good faith negotiations, at either party's option, upon notice to the other party, such shall be determined by arbitration as provided in Article 13. In the event arbitration is not concluded prior to the Closing Date, the Property affected by the alleged Title Defect shall be excluded from the sale to Buyer under this Agreement, and the Purchase Price shall be reduced by the Allocated Value therefor. If the arbitration determines that there should be an adjustment to the Allocated Value, Seller will elect among the options in Section 4.4(b) as to the affected Property. If the arbitration determines that there should be no adjustment to the Allocated Value, then Seller will convey the Property to Buyer, and Buyer will pay to Seller the Allocated Value.

       4.6 CONSENTS; PREFERENTIAL RIGHTS. If any of the Contracts require a consent to assignment of any of the Properties, then the sale of the Properties affected thereby will be subject to Seller obtaining such consent or a waiver of such consent. Seller shall not be obligated to incur any expenses to obtain such consent or waiver and shall not be liable to Buyer by reason of any inability or failure to obtain any such waiver or consent. If any of the Properties are subject to a preferential right to purchase and, prior to Closing, any holder of a preferential right to purchase notifies Seller that it intends to consummate the purchase of the Property to which its preferential right applies, or if the preferential purchase right has not been waived or expired, then the affected Property shall be excluded from the sale to Buyer under this Agreement; provided, however, that if the holder of such preferential right fails to exercise or consummate the purchase of the Property covered by such right, then within 60 days following the Closing Date, Seller shall so notify Buyer, and within 30 days after Buyer's receipt of such notice from Seller, Seller shall sell to Buyer, and Buyer shall purchase from Seller, for a price equal to the Allocated Value of such Property (as adjusted pursuant to the provisions of Section 2.3 above) and upon the other terms of this Agreement (to the extent applicable), the Property to which the preferential right applied.

       4.7 CASUALTY LOSS, CONDEMNATION. If, prior to the Closing, all or any portion of the Properties is destroyed by fire or other Casualty Loss or if any portion of the Properties shall be taken by condemnation or under the right of eminent domain (all of which are herein called "Pre-Closing Loss" and limited to property damage or taking only), Buyer must elect in writing to Seller prior to Closing either (i) to delete that portion of the Properties which is subject to the Pre-Closing Loss from the Properties, and the Purchase Price shall be reduced by the mutually agreed upon value of the deleted portion of the Properties, or (ii) to proceed with the purchase of such Properties, notwithstanding any such destruction or taking (without reduction of the Purchase Price) in which case Seller shall pay, at the Closing, to Buyer all sums paid to Seller by third parties by reason of the destruction or taking of such Properties and shall assign, transfer and set over unto Buyer all of the right, title and interest of Seller in and to any claims, causes of action, unpaid proceeds or other payments from third parties arising out of such destruction or taking; provided, however, if the mutually agreed upon value of that portion of the Properties affected by the Pre-Closing Loss exceeds five percent (5%) of the Purchase Price, Buyer and Seller shall each have the right to terminate this Agreement upon written notification to the other, and the transaction shall not Close and thereafter neither Buyer nor Seller shall have any liability or obligations to the other hereunder. Prior to Closing, Seller shall not voluntarily compromise, settle or adjust any amounts payable by reason of any Pre-Closing Loss without first obtaining the written consent of Buyer.


                                   ARTICLE 5
                             ENVIRONMENTAL MATTERS

       5.1 NOTICE OF ENVIRONMENTAL DEFECT. Buyer shall notify Seller in writing on or before April 22, 1997, (the "Environmental Defect Notice Deadline") of the existence of any environmental condition on any Property, or any portion thereof, that constitutes a violation of Environmental Laws that are in effect on the date hereof (any such condition being herein referred to as "Environmental Defect"). An Environmental Defect(s) shall not be considered for adjustment of the Purchase Price unless the remediation cost thereof exceeds $5,000, (as determined utilizing the most cost effective method of remediation available that is acceptable to the regulatory agency having jurisdiction in such matters). With respect to any such Environmental Defect, Seller may, at its sole option, and as to each such Property affected:

              (a) include the affected Property and reduce the Purchase Price by the mutually agreed upon cost to remediate in excess of $5,000 which latter amount shall be borne by the Buyer; or

              (b) exclude the affected Property and reduce the Purchase Price by the Allocated Value for such Property.

       5.2 TERMINATION OPTION. Either Buyer or Seller shall have the option, but not the obligation, to terminate the entire transaction contemplated herein in the event that the aggregate value of the Environmental Defects exceeds 10% of the Purchase Price.

       5.3 ENVIRONMENTAL LAWS. As used herein, the term "Environmental Laws" shall mean any and all laws, statutes, regulations, rules, orders, ordinances, permits, or determinations of any governmental authority pertaining to health or the environment in effect in any and all jurisdictions in which the Property is located, including, without limitation, the Clean Air Act, as amended, the Federal Water Pollution Control Act, as amended, the River and Harbor Act, Response, Compensation and Liability Act ("CERCLA"), as amended, the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), as amended, the Resource Conservation and Recovery Act ("RCRA"), as amended, the Hazardous and Solid Waste Occupational Safety and Health Act ("OSHA"), as amended, and other federal, state, and local laws whose purpose is to conserve or protect health, the environment, wildlife, or natural resources. The terms "hazardous substance," "release," and "threatened release" shall have the meanings specified in CERCLA; provided, however, that (a) to the extent the laws of the state in which the Property is located are applicable and have established a meaning for "hazardous substance," "release," "threatened release," "solid waste," "hazardous waste," and "disposal" that is broader than that specified in CERCLA or RCRA, such broader meaning shall apply with respect to the matters covered by such laws, and (b) the term "solid waste" shall include all oil and gas exploration, development, and production wastes, even if such wastes are specifically exempt from classification as hazardous substances or hazardous wastes pursuant to CERCLA or RCRA, or the state analogues to those statutes.


                                   ARTICLE 6
                              COVENANTS OF SELLER

       6.1 ACCESS TO RECORDS. Prior to the Closing, Seller shall grant Buyer access to the Records during Seller's normal business hours upon reasonable prior notification, subject to any confidentiality agreements previously signed by Buyer. The Records shall be made available at their present location together with suitable office facilities for review purposes.

       6.2 OPERATIONS. From the date hereof until Closing (the "Interim Period"), except as otherwise approved by Buyer (which approval shall not be unreasonably withheld), Seller:

              (a) shall permit Buyer to have access to those Properties operated by Seller and shall use reasonable efforts to provide Buyer access to those Properties not operated by Seller;

              (b) shall operate the Properties for which it is the operator in a reasonably prudent manner in accordance with all applicable laws and Contracts; provided, however, except for Seller's gross negligence or willful misconduct, Seller shall have no liability to Buyer whatsoever as a consequence of such action;

              (c) shall not transfer, sell, hypothecate, encumber, or otherwise dispose of any of the Properties (other than sale of production in the ordinary course of business or as required in connection with the exercise of preferential rights to purchase any of the Properties);

              (d) shall not abandon any wells or surrender any Leases (other than as required by law or governmental order or regulation or in connection with an emergency);

              (e) shall not enter into any production sale, processing, or treating agreements affecting the Properties not terminable on no more than thirty (30) days' notice;

              (f) shall promptly notify Buyer of any written notice received by Seller relating to any claims or lawsuits relating to the Properties; and

              (g) shall not make any commitments to expend funds in connection with the ownership or operation of the Properties (other than as required by law or governmental order or regulation or in connection with an emergency) in an amount in excess of $1,000. If Buyer fails to respond within a period of time reasonably requested by Seller (taking into account any time limitations imposed on Seller) following delivery by Seller of a request for approval with respect to any such proposed action or expenditure, then Buyer shall be deemed to have agreed with Seller's election or other determination with respect thereto.

       6.3 PERMISSIONS. Seller will use reasonable efforts to obtain all permissions, approvals, and consents of federal, state, and local governmental authorities and others as may be required to consummate the sale contemplated hereunder (excluding governmental permissions, approvals, and consents which are customarily obtained after the consummation of transactions of the type contemplated hereunder).

       6.4 RESIGNATION AS OPERATOR. As to the Properties which are operated by Seller, Seller will tender its resignation as operator immediately following Closing and will cooperate with Buyer in seeking to have Buyer selected as successor operator as soon as is practicable.


                                   ARTICLE 7
                               COVENANTS OF BUYER

       7.1 RETURN OF DATA. Buyer agrees that if this Agreement is terminated for any reason whatsoever, Buyer shall promptly return to Seller all information and data furnished by or on behalf of Seller to Buyer, its officers, employees, and representatives in connection with this Agreement or Buyer's investigation of the Properties. Buyer shall also deliver to Seller all copies, extracts, or excerpts of such information and data and all documents generated by Buyer that contain any portion of such information or data.

       7.2 INDEMNITY REGARDING ACCESS. Buyer agrees to protect, indemnify, defend, and hold harmless Seller from and against any and all Losses in connection with the personal injuries, including death, or property damage arising out of or relating to the access of Buyer, its officers, employees, and representatives to the Properties, regardless of whether such injuries, death or damages are caused in whole or part by the sole, partial, concurrent, or other negligence, strict liability, or other fault of Seller.


                                   ARTICLE 8
                         SELLER'S CONDITIONS OF CLOSING

       The obligation of Seller to close this transaction shall be subject to and conditioned upon the following, any one or more of which may be waived by Seller, in whole or in part:

       8.1 REPRESENTATIONS. The representations of Buyer under Section 3.2 of this Agreement shall be true and accurate in all material respects as of the date when made and shall be deemed to be made again at and as of the time of the Closing and shall then be true and accurate in all material respects.

       8.2 PERFORMANCE. Buyer shall have performed and complied with each covenant, agreement, and condition required by this Agreement to be performed or complied with by it prior to or at Closing.

       8.3 PENDING MATTERS. At Closing, no litigation, proceeding, investigation, or inquiry shall be pending or threatened to enjoin or prevent the consummation of the transactions contemplated by this Agreement.

       8.4 BONDS. Where applicable, Buyer shall have furnished evidence satisfactory to Seller that Buyer has obtained any requisite plugging bonds and other assurances required by governmental authorities having jurisdiction, including, where applicable, qualification to assume operatorship.


                                   ARTICLE 9
                         BUYER'S CONDITIONS OF CLOSING

       The obligation of Buyer to close this transaction shall be subject to and conditioned upon the following, any one or more of which may be waived by Buyer, in whole or in part:

       9.1 REPRESENTATIONS. The representations of Seller under Section 3.1 of this Agreement shall be true and accurate in all material respects as of the date when made and shall be deemed to be made again at and as of the time of the Closing and shall then be true and accurate in all material respects.

       9.2 PERFORMANCE. Seller shall have performed and complied with each covenant, agreement, and condition required by this Agreement to be performed or complied with by it prior to or at Closing.

       9.3 PENDING MATTERS. At Closing, no litigation, proceeding, investigation, or inquiry shall be pending or threatened to enjoin or prevent the consummation of the transactions contemplated by this Agreement.

       9.4 RESOLUTION. Seller shall have furnished Buyer with a certified copy of Resolutions of the Board of Directors of Seller and the Shareholders of Seller, authorizing the execution and delivery of this Agreement, the performance of the transactions provided for in this Agreement, and delivery of all documents contemplated herein.

                                   ARTICLE 10
                                    CLOSING

       10.1 TIME AND PLACE OF CLOSING. Subject to the conditions stated in this Agreement, the consummation of the transactions contemplated hereby (the "Closing") shall occur on April 23, 1997 (the "Closing Date"). The Closing shall be held at Buyer's office in Weatherford, Texas, or at such other location as may be mutually agreed upon by Seller and Buyer.

       10.2   CLOSING OBLIGATIONS.

              (a)    At Closing, Seller shall deliver to Buyer the following:

                     (i) Executed Assignment, Bill of Sale and Conveyance of the Properties, in the form attached hereto as Exhibit "H;"

                     (ii) An initial settlement statement reflecting adjustments to the Purchase Price as provided in Section 2.2 above (Seller shall provide Buyer a copy of such statement at least 3 business days before the Closing Date);

                     (iii) Resignations of Seller as operator of any of the Properties of which Seller is operator;

                     (iv) Letters-in-lieu of transfer orders, directing that all proceeds of production from the Properties which have heretofore been paid to Seller shall be paid to the account of Buyer as of and after the Effective Time; and

                     (v)    Possession of the Properties.

              (b)    At Closing, Buyer shall:

                     (i) Deliver to Seller the Purchase Price, as adjusted pursuant to Section 2.2;

                     (ii) Execute the Assignment, Bill of Sale and Conveyance delivered by Seller to Buyer at Closing, evidencing Buyer's acceptance of same and assumption of all obligations thereunder;

                     (iii) Evidence that Buyer has obtained any requisite plugging bonds and other assurances required by governmental authorities having jurisdiction, including, where applicable, qualification to assume operatorship; and

                     (iv) Well transfer permits, the originals of which shall be retained by Seller for filing.

       10.3 FURTHER ASSURANCES. The parties shall execute, acknowledge, and deliver any other documents and shall take such other actions as may be necessary to carry out their obligations under this Agreement.


                                   ARTICLE 11
                             ADDITIONAL AGREEMENTS

       11.1 CALCULATION OF ADJUSTED PURCHASE PRICE. Within 90 days after the Closing, Seller shall prepare, in accordance with this Agreement and with generally accepted accounting principles consistently applied, and deliver to Buyer a statement setting forth each adjustment to the Purchase Price required pursuant to Section 2.3 and showing the calculation of each such adjustment. Within 15 days after receipt of such statement from Seller, Buyer shall deliver to Seller a written report containing all changes with explanations and documentation therefor that Buyer proposes be made to such statement, it being agreed that Buyer's failure to deliver such report to Seller within such time period shall constitute acceptance by Buyer of Seller's statement. From and after the expiration of such 15 day period, no additional changes to the statement provided by Seller shall be considered by the parties. If Buyer has timely delivered such written report, the parties shall then undertake to agree on the items in dispute and the final Adjusted Purchase Price no later than 15 days after the receipt by Seller of Buyer's statement of proposed changes (it being agreed that any disputes as to adjustments relating to Title Defects shall be resolved prior to such time pursuant to the provisions of Article 5). Following the final determination of the Adjusted Purchase Price pursuant to this Section 11.1, Seller or Buyer, as the case may be, shall make the payment required within five business days after such final determination. Seller and Buyer will provide any information reasonably requested by the other in order to prepare such statement or verify Buyer's written report.

       11.2 SUSPENDED FUNDS. As soon as practicable after the Closing, Seller shall provide to Buyer a listing showing all proceeds from production attributable to the Properties that are currently held in suspense and shall transfer to Buyer all such suspended proceeds. Buyer shall be responsible for proper distribution of all the suspended proceeds to the parties lawfully entitled to them, and hereby agrees to indemnify, defend, and hold harmless Seller from and against any and all Losses arising out of or relating to Buyer's retention or distribution of such suspended proceeds.

       11.3 RECEIPTS AND CREDITS. Subject to the terms hereof and except to the extent same have already been taken into account as an adjustment to the Purchase Price, all monies, proceeds, receipts, credits, and income attributable to the Properties (i) for the period prior to the Effective Time shall be the sole property and entitlement of Seller, and to the extent received by Buyer, Buyer shall fully disclose, account for, and transmit same to Seller promptly, and (ii) for the period subsequent to the Effective Time, shall be the sole property and entitlement of Buyer, and, to the extent received by Seller, Seller shall fully disclose, account for, and transmit same to Buyer. Subject to the terms of this Agreement and except to the extent same have already been taken into account as an adjustment to the Purchase Price, all costs, expenses, disbursements, obligations, and liabilities attributable to the Properties (i) for the period prior to the Effective Time, regardless of when due or payable, shall be the sole obligations of Seller and Seller shall promptly pay, or if paid by Buyer, promptly reimburse Buyer for and indemnify, defend, and hold Buyer harmless from and against same and (ii) for the period subsequent to the Effective Time, regardless of when due or payable, shall be the sole obligation of Buyer and Buyer shall promptly pay, or if paid by Seller, promptly reimburse Seller for and indemnify, defend, and hold Seller harmless from and against same.

       11.4 RECOVERY OF TAXES PAID ON BEHALF OF OTHER OWNERS. Seller has paid certain personal property and real property taxes attributable to the period prior to the Effective Time on behalf of all royalty and working interest owners in the Properties. Seller has recovered a portion of such advance payments from the oil purchaser from sales of oil subsequent to the Effective Time, but has not yet recovered the entirety of the debts due Seller. Buyer agrees that Buyer will pay to Seller at Closing the remaining balance attributable to such tax payments, and Buyer will assume the right to recover such amounts from revenue generated by the Properties subsequent to the Effective Time.

       11.5 SIGNS. Seller shall have the option to remove Seller's name and signs from the operated Properties. Buyer hereby grants Seller a right of access to do so. Buyer shall promptly, but no later than required by applicable rules and regulations or forty-five (45) days thereafter, whichever is earlier, remove any remaining signs and references to Seller and shall erect or install all signs complying with any applicable governmental rules and regulations, including, but not limited to, those showing Buyer as operator of the Properties if Buyer succeeds Seller as operator.

       11.6 RECORDS. Seller will deliver to Buyer at Buyer's office all Records as soon as practical after Closing but not more than seven (7) days thereafter. Seller shall at its expense be entitled to retain a copy of the Records. Buyer agrees to use reasonable efforts to maintain the Records for seven (7) years after Closing. During said period of time Buyer shall provide Seller and its representatives reasonable access to and the right to copy the Records (at Seller's sole expense). If Buyer decides to destroy any Records prior to the expiration of the seven years, it will so notify Seller, and Seller shall have the right to obtain such files at its sole expense.

       11.7 NOTICES. All notices and other communication shall be deemed to have been duly made if delivered by (i) hand delivery, (ii) facsimile, (iii) overnight delivery service, or (iv) three days after being placed in first class mail, postage prepaid, with return receipt requested to the following addresses:

              SELLER:              Oil Fund 100 LLC
                                   4770 South 900 East

                                   Suite 200
                                   Salt Lake City, Utah 84117
                                   Attention: Robert Bergener
                                   Facsimile: 801-288-0408

              BUYER:               Lone Star International Energy, Inc.
                                   200 Palo Pinto, Suite 108
                                   Weatherford, Texas  76086
                                   Attention:  C.E. Justice
                                   Facsimile:  817-598-1626

       11.8 RECORDING DOCUMENTS. Buyer shall pay all documentary, filing, and recording fees incurred in connection with the filing and recording of the instruments of conveyance. As soon as practicable after Closing, Buyer shall provide Seller with copies of all recorded documents conveying the Properties to Buyer.

       11.9 RIGHT OF TERMINATION. This Agreement and the transactions contemplated hereby may be terminated at any time at or prior to the Closing by mutual agreement of Buyer and Seller in writing, or by either party due to the failure of the other party to meet a material condition to Closing. Such termination shall be without prejudice to the terminating party's other legal rights. In the event of such termination, and subject to the provisions of
Section 2.2 of this Agreement, Seller shall promptly refund to Buyer the Deposit. Upon such termination of this Agreement, Seller shall be free immediately to enjoy all rights of ownership of the Properties and to sell, transfer, encumber, or otherwise dispose of the Properties to any party without any restriction under this Agreement; and Buyer shall be liable for all actual, incidental, and consequential damages (including, without limitation, lost profits) if it attempts to interfere in any way with any such enjoyment or action by Seller.

       11.10 SALES TAXES. The Purchase Price provided for hereunder excludes any sales taxes or other taxes in connection with the sale of Properties pursuant to this Agreement. If a determination is ever made that a sales tax or other transfer tax applies, Buyer shall pay such tax as well as any applicable conveyance, transfer, and recording fees, and real estate transfer stamps or taxes imposed on any transfer of property pursuant to this Agreement. Buyer shall defend, indemnify, and hold Seller harmless with respect to the reporting and payment of all such taxes, if any, including any interest or penalties assessed thereon.

       11.11 OTHER TAXES. All ad valorem, severance, or other such production or property taxes relating to the Properties shall be shared in proportion to the period of ownership of the Properties. Any ad valorem, severance, or other such production or property tax relating to the period prior to the Effective Date, shall be the responsibility of the Seller. Any ad valorem, severance, or other such production or property tax relating to the period after the Effective Date and beyond shall be the responsibility of the Buyer. Accounting for taxes shall be made as provided herein.

                                   ARTICLE 12
                   ASSUMPTION OF OBLIGATIONS; INDEMNIFICATION

       12.1 DEFINITION OF LOSSES. As used in this Agreement, "Losses" means any liabilities, losses, claims, demands, causes of action, costs and expenses (including, but not limited to, court costs and reasonable attorneys' fees and other costs and expenses incident to proceedings or investigations respecting, or the prosecution or defense of, a claim) of every kind and character.

       12.2 ASSUMPTION OF CONTRACTS. The sale of the Properties is and will be made subject to the Contracts to which the Properties are presently subject. Buyer assumes and shall be responsible for all obligations accruing under the Contracts after the Effective Time.


                                   ARTICLE 13
                                  ARBITRATION

       13.1 SELECTION OF ARBITRATORS. Any controversy between the parties hereto arising under this Agreement and not resolved by agreement shall be determined by a board of arbitration upon notice of submission given by either party to the other, which notice shall name a qualified, independent arbitrator. Within ten (10) days after the receipt of such notice, the other party shall name a qualified, independent arbitrator, or failing to do so, the party giving notice shall name the second. The two arbitrators so appointed shall name the third qualified, independent arbitrator, or failing to do so, the arbitrator may be appointed by the Senior United States District Court Judge for the Southern District of Texas, acting in his individual capacity.

       13.2 DETERMINATION. The arbitrators selected to act hereunder shall be qualified by education and experience to pass on the particular question in dispute. The arbitrators shall promptly hear and determine (after due notice of hearing and giving the parties a reasonable opportunity to be heard) the questions submitted, and shall render their decision within ninety (90) days after appointment of the third arbitrator. If within said period a decision is not rendered by the board, or majority thereof, new arbitrators may be named and shall act hereunder at the election of either Buyer or Seller in like manner as if none had been previously named.

       13.3 DECISION BINDING. The decision of the arbitrators, or the majority thereof, made in writing shall be final and binding upon the parties hereto as to the questions submitted, and Buyer and Seller will abide by and comply with such decision. The prevailing party shall be entitled to recoup all of the expenses of arbitration, including reasonable compensation to the arbitrators, expenses of counsel, witnesses, and employees.

                                   ARTICLE 14
                                 MISCELLANEOUS

       14.1 AMENDMENT. This Agreement may not be amended nor any rights hereunder waived except by an instrument in writing signed by the party to be charged with such amendment or waiver and delivered by such party to the party claiming the benefit of such amendment or waiver.

       14.2 GENDER. References made in this Agreement, including use of a pronoun, shall be deemed to include where applicable, masculine, feminine, singular or plural, individuals, partnerships, or corporations. As used in this Agreement, "person" shall mean any natural person, corporation, partnership, trust, estate, or other entity.

       14.3 ENTIRE AGREEMENT. This Agreement constitutes the entire understanding among the parties with respect to the subject matter hereof, superseding all negotiations, prior discussions, and prior agreements and understandings relating to such subject matter.

       14.4 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties, covenants, and agreements contained in this Agreement shall survive the Closing and shall remain in effect without limitation as to time.

       14.5 AMENDMENTS AND SEVERABILITY. No alterations, modifications, amendments, or changes in this Agreement shall be effective or binding unless the same shall be in writing and signed by Seller and Buyer. The invalidity of any one or more covenants or provisions of this Agreement shall not affect the validity of the Agreement as a whole, and in case of any such invalidity, this Agreement shall be construed as if such invalid provision had not been included herein.

       14.6 SURVIVABILITY. Except as otherwise specifically provided in this Agreement, all indemnifications, covenants, agreements, representations, guaranties, and warranties shall survive the execution of the Agreement, the Closing, and the delivery and recordation of any deeds, assignments, or bills of sale which convey the Properties from Seller to Buyer.

       14.7 GOVERNING LAW. This Agreement shall be governed and construed under the laws of the State of Texas, and the venue of any action brought by any party in regard hereto or arising out of the terms and provisions hereof shall be exclusively in Parker County, Texas.

       14.8 CONFIDENTIALITY. Seller and Buyer agree to keep all information regarding the terms and provisions of this Agreement and the transactions contemplated hereby confidential at all times and agree not to disclose any information which cannot be obtained from public sources, except where required to do so by law, without the prior written consent of the other party, which consent shall not be unreasonably withheld.

       14.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each and every counterpart shall be deemed for all purposes as one and the same agreement.

       14.10 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of, the parties hereto and, except as otherwise prohibited, their respective successors and assigns; and except as otherwise stated herein, nothing contained in this Agreement, or implied here from, is intended to confer upon any other person or entity any benefits, rights, or remedies.

       Executed on this 30th day of April, 1997.



                                   SELLER:

                                           OIL FUND 100 LLC
                                              OIL FUND, INC. MANAGER


                                           /s/ ROBERT H. BURGNER
                                           ------------------------------------
                                           BY: Robert H. Burgner
                                           TITLE: President


                                   BUYER:

                                           LONE STAR INTERNATIONAL ENERGY, INC.



                                           /s/ C. E. JUSTICE
                                           ------------------------------------
                                           BY: C. E. Justice
                                           TITLE: President

                                  Exhibit "A"

                                     Leases

                                  Exhibit "B"

                              Excluded Properties

                                  Exhibit "C"

                                   Litigation

                                  Exhibit "D"

                            Non-Cancelable Contracts

                                  Exhibit "E"

                               Material Contracts

                                  Exhibit "F"

                            Leased Personal Property

                                  Exhibit "G"

                                Allocated Values

                                  Exhibit "H"

                    Assignment, Bill of Sale and Conveyance